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                                                                Exhibit (23)-1
                                                                (8/25/95  8-K)






                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-49199 and 33-51749) of Wisconsin Electric Power Company of our report dated January 25, 1995 appearing on page 25 in Item 8 of Wisconsin Natural Gas Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (File No. 2-2066), which Annual Report on Form 10-K is incorporated by reference in this Current Report on Form 8-K of Wisconsin Electric Power Company dated August 25, 1995.





/s/ Price Waterhouse LLP
------------------------
    PRICE WATERHOUSE LLP

Milwaukee, Wisconsin
August 25, 1995






























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